UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2021

TIVIC HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41052	81-4016391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39899 Balentine Drive, Suite 200

Newark, CA 94560

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (888) 276-6888

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TIVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 17, 2021, Tivic Health Systems, Inc., a Delaware corporation (the “Company”), entered into a sublease agreement (the “Sublease”) with Czarnowski Display Services, Inc. (“CDS”), for approximately 9,091 square feet of office space in Hayward, California, which will become the Company’s new principal executive office. The term of the Sublease will commence on such date that the Company takes possession of the premises (the “Commencement Date”), which is expected to occur on or before November 26, 2021, and will expire on October 31, 2025. Commencing three months after the Commencement date, monthly rent for the premises will be $12,272.87 per month, plus the Company’s pro rata share of operating costs (“Operating Costs”), which are currently approximately $4,500 per month; provided, that the Company will only be responsible for paying the Operating Costs for the first two months of such period. Pursuant to the sublease, the monthly rent amount shall increase by 3.0% annually.

The foregoing description of the Sublease does not purport to be complete and is qualified in its entirety by reference to the full text of the Sublease, which will be filed with the Company’s Annual Report on Form 10-K for the year ended on December 31, 2021.

Item 8.01 Other Events

As previously reported on that Current Report on Form 8-K filed by the Company on November 15, 2021, on such date, the Company consummated its initial public offering (the “IPO”) of an aggregate of 3,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), at a public offering price of $5.00 per share, generating gross proceeds of $15,000,000. In addition, the Company granted the underwriters a 45-day option to purchase up to 450,000 additional shares of Common Stock to cover over-allotments, if any (the “Over-Allotment Option”).

On November 16, 2021, the Underwriter exercised in full the Overallotment Option. The Underwriter’s exercise of the Overallotment Option closed on November 18, 2021, resulting in gross proceeds of $2,250,000 to the Company.

The information set forth under Item 8.01 of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 8.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is disclosed solely pursuant to this Item 8.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2021

TIVIC HEALTH SYSTEMS, INC.

By:	/s/ Jennifer Ernst
Name: Jennifer Ernst
Title: Chief Executive Officer